Exhibit 99.1

Media Contact:	Lisa Evia	630-753-2704
Investor Contact:	Heather Kos	630-753-2406

NAVISTAR UP TO DATE ON FINANCIAL FILINGS,

TO BE RELISTED ON THE NYSE JUNE 30

WARRENVILLE, Ill. (June 27, 2008) Paving the way to relisting on the New York Stock Exchange, Navistar International Corporation (Other OTC: NAVZ) today filed first and second quarter 2008 form 10-Qs with the Securities and Exchange Commission.

“We’re happy to be caught up with our financial reporting. We will keep our focus on delivering on our commitments to shareholders,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “In one of the weakest commercial truck markets in recent history, we are set to surpass our $15 billion revenue goal for 2009 a year early and to realize nearly $1 billion in manufacturing segment profit.”

The company reported net sales and revenue of $6.9 billion for the first half of fiscal 2008, a 13 percent increase over the same period in 2007. Manufacturing segment profit was $424 million, doubling 2007 performance of $208 million. Net income was $162 million, or $2.22 per diluted share, an improvement of $175 million or $2.41 per diluted share over the first half of fiscal 2007.

“We look forward to our return to a premier exchange so that we can offer shareholders the best venue for optimal liquidity,” Ustian said.

Navistar common stock will resume trading June 30 on the New York Stock Exchange under its original ticker symbol NAV; Navistar preferred stock will trade under NAV.PD.

Navistar International Corporation (Other OTC: NAVZ) is a holding company whose wholly owned subsidiaries produce International® brand commercial and military trucks, MaxxForce™ brand diesel engines, IC brand school and commercial buses, and Workhorse brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine parts and service. Another affiliate offers financing services. Additional information is available at www.navistar.com.

Navistar Files 2008 Q1&2

Forward-Looking Statements

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties and assumptions. For a further description of these factors, see Item 1A. Risk Factors of our Form 10-K for the fiscal year ended October 31, 2007, which was filed on May 29, 2008. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements.

SEC Regulation G

The financial measures presented below are unaudited and non-GAAP; they reflect a change in segment reporting methodology beginning in 2007. This is not in accordance with, or an alternative for, U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation below, provides meaningful information and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. Management often uses this information to assess and measure the performance of our operating segments. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliations, and to provide an additional measure of performance.

	1st Half FY 2007 ($ Billions) Unadited	1st Half FY 2008 ($ Billions) Unaudited	Full Year FY 2008 ($ Billions) Guidance
Revenues	$6.1	$6.9	$15+

	($Millions)	($Millions)	($Millions)
Manufacturing Segment Profit	$208	$424	$1,000	$950

Corporate Items	$(190)	$(164)	$(420)	$(460)
Corporate Interest expense	$(96)	$(83)	$(140)	$(160)
Financial Services profit (loss)	$84	$(6)	$70	$50
Subtotal – Below the line range:	$(202)	$(253)	$(490)	$(570)

Consolidated Income before income tax	$6	$171	$510	$380